Exhibit 99.1

PRESS RELEASE

KADANT INC.
One Technology Park Drive
Westford, MA 01886 USA
Tel: +1 978-776-2000
www.kadant.com

Kadant Reports Fourth Quarter and Fiscal Year 2024 Results

WESTFORD, Mass., February 12, 2025 - Kadant Inc. (NYSE: KAI) reported its financial results for the fourth quarter and fiscal year ended December 28, 2024.

Fourth Quarter Financial Highlights
•Revenue increased 8% to $258 million
•Gross margin was 43.4%
•Net income decreased 12% to $24 million
•GAAP EPS decreased 12% to $2.04
•Adjusted EPS decreased 7% to $2.25
•Adjusted EBITDA increased 8% to $52 million and represented 20.3% of revenue
•Operating cash flow decreased 12% to $52 million
•Bookings increased 10% to $241 million

Fiscal Year Financial Highlights
•Revenue increased 10% to a record $1.05 billion
•Gross margin was 44.3%
•Net income decreased 4% to $112 million
•GAAP EPS decreased 4% to $9.48
•Adjusted EPS increased 2% to a record $10.28
•Adjusted EBITDA increased 14% to a record $230 million and represented a record 21.8% of revenue
•Operating cash flow decreased 6% to $155 million
•Bookings increased 7% to a record $981 million

Note: Percent changes above are based on comparison to the prior year period. All references to earnings per share (EPS) are to our EPS as calculated on a diluted basis. Free cash flow, adjusted EPS, adjusted EBITDA, adjusted EBITDA margin, and changes in organic revenue are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
“The fourth quarter was a good finish to a record-setting year,” said Jeffrey L. Powell, president and chief executive officer of Kadant Inc. “Excellent execution by our businesses led to solid margin performance and strong cash flows. Despite continued economic headwinds in many regions, industrial activity was relatively stable both year-over-year and sequentially.

“Our recent acquisitions made strong contributions not only to our fourth quarter performance, but to our full-year 2024 results, including record revenue of $1.05 billion, record adjusted EPS of $10.28 per share, and record adjusted EBITDA of $230 million at a record 21.8 percent of revenue. Overall, we achieved solid performance across our key financial metrics.”

Kadant Reports Fourth Quarter and Fiscal 2024 Results
February 12, 2025

Fourth Quarter 2024 Compared to 2023
Revenue increased eight percent to $258.0 million compared to $238.7 million in 2023. Organic revenue decreased five percent, which excludes a 14 percent increase from acquisitions and a one percent decrease from the unfavorable effect of foreign currency translation. Gross margin was 43.4 percent, including a 40 basis point decrease from acquisition-related costs, compared to 42.7 percent in 2023.

Net income was $24.0 million, decreasing 12 percent compared to $27.4 million in 2023. GAAP EPS decreased 12 percent to $2.04 compared to $2.33 in 2023. Adjusted EPS decreased seven percent to $2.25 compared to $2.41 in 2023. Adjusted EPS excludes $0.16 of acquisition-related costs and $0.06 of other costs in 2024. Adjusted EPS excludes $0.10 of acquisition costs, $0.04 of other income, and $0.02 of restructuring costs in 2023.

Adjusted EBITDA increased eight percent to $52.4 million compared to $48.5 million in 2023 and was 20.3 percent of revenue in both periods. Operating cash flow decreased 12 percent to $51.9 million compared to $59.2 million in 2023. Free cash flow decreased six percent to $46.3 million compared to $49.5 million in 2023.

Bookings increased 10 percent to $240.6 million compared to $218.0 million in 2023. Organic bookings decreased three percent, which excludes a 14 percent increase from acquisitions and a one percent decrease from the unfavorable effect of foreign currency translation.

Fiscal Year 2024 Compared to 2023
Revenue increased 10 percent to a record $1.053 billion compared to $957.7 million in 2023. Organic revenue decreased two percent, which excludes a 12 percent increase from acquisitions. Gross margin was 44.3 percent, including a 40 basis point decrease from acquisition-related costs, compared to 43.5 percent in 2023.

Net income was $111.6 million, decreasing four percent compared to $116.1 million in 2023. GAAP EPS decreased four percent to $9.48 compared to $9.90 in 2023. Adjusted EPS increased two percent to a record $10.28 compared to $10.04 in 2023. Adjusted EPS excludes $0.74 of acquisition-related costs and $0.06 of other costs in 2024. Adjusted EPS excludes $0.10 of acquisition costs and $0.04 of restructuring costs in 2023.

Adjusted EBITDA increased 14 percent to a record $229.7 million and represented a record 21.8 percent of revenue compared to $201.3 million and 21.0 percent of revenue in the prior year. Operating cash flow decreased six percent to $155.3 million compared to $165.5 million in 2023. Free cash flow was $134.3 million compared to $133.7 million in 2023.

Bookings increased seven percent to a record $981.1 million compared to $917.4 million in 2023. Organic bookings decreased five percent, which excludes a 13 percent increase from acquisitions and a one percent decrease from the unfavorable effect of foreign currency translation.

Summary and Outlook
“As we look ahead to the first quarter of 2025 and the full year, project activity is looking more favorable and demand for aftermarket parts has been stable as we entered the year,” continued Mr. Powell. “We expect an increase in demand for our capital equipment products benefiting our revenue in the second half of 2025. Despite macroeconomic uncertainty, we remain committed to maximizing the value we create for our customers and shareholders while accelerating our internal initiatives that have proven to drive value across our operations. For 2025, we expect revenue of $1.040 to $1.065 billion, GAAP EPS of $9.63 to $9.98 and, after excluding $0.07 of acquisition-related costs, adjusted EPS of $9.70 to $10.05. The 2025 guidance includes a negative effect from foreign currency translation compared to 2024, which is lowering revenue by $23 million and adjusted EPS by $0.32. For the first quarter of 2025, we expect revenue of $235 to $242 million, GAAP EPS of $1.81 to $2.01 and, after excluding $0.04 of acquisition-related costs, adjusted EPS of $1.85 to $2.05. Our 2025 guidance does not include any estimates related to the impact of the newly issued or proposed tariffs by the U.S. government.”
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Kadant Reports Fourth Quarter and Fiscal 2024 Results
February 12, 2025

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Thursday, February 13, 2025, at 11:00 a.m. Eastern Standard Time to discuss its fourth quarter and full year financial performance, as well as future expectations. To listen to the call live and view the webcast, go to the “Investors” section of the Company’s website at kadant.com. Participants interested in joining the call’s live question and answer session are required to register by visiting https://register.vevent.com/register/BI2a3387599c634446890dc315133354d1 or selecting the Q&A link on our website to receive a dial-in number and unique PIN. It is recommended that you join the call 10 minutes prior to the start of the event. A replay of the webcast presentation will be available on our website through March 14, 2025.

Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at sec.gov. After the webcast, Kadant will post its updated general investor presentation incorporating the fourth quarter and full year results on its website at kadant.com under the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation (organic revenue), adjusted operating income, adjusted net income, adjusted EPS, earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, adjusted EBITDA margin, and free cash flow.

We use organic revenue to understand our trends and to forecast and evaluate our financial performance and compare revenue to prior periods. Organic revenue excludes revenue from acquisitions for the four quarterly reporting periods following the date of the acquisition and the effect of foreign currency translation. Revenue in the fourth quarter of 2024 included $33.1 million from acquisitions and an unfavorable foreign currency translation effect of $2.2 million compared to the fourth quarter of 2023. Revenue in 2024 included $115.4 million from acquisitions and an unfavorable foreign currency translation effect of $4.6 million compared to 2023. Our other non-GAAP financial measures exclude amortization expense related to acquired profit in inventory and backlog, acquisition costs, restructuring and impairment costs, relocation costs, and other income or expense, as indicated. Collectively, these items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs, expenditures or income, or none at all. Additionally, we use free cash flow in order to provide insight on our ability to generate cash for acquisitions and debt repayments, as well as for other investing and financing activities.

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them additional measures of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations or cash flows prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

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Kadant Reports Fourth Quarter and Fiscal 2024 Results
February 12, 2025

Fourth Quarter
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax amortization of acquired profit in inventory and backlog of $2.2 million in 2024.
•Pre-tax acquisition costs of $0.3 million in 2024 and $1.4 million in 2023.
•Pre-tax indemnification asset reversal of $0.3 million in 2024.
•Pre-tax restructuring and impairment costs of $0.3 million in 2023.
•Pre-tax other costs of $0.7 million in 2024 and other income of $0.7 million in 2023.

Adjusted net income and adjusted EPS exclude:
•After-tax amortization of acquired profit in inventory and backlog of $1.7 million ($2.2 million net of tax of $0.5 million) in 2024.
•After-tax acquisition costs of $0.2 million ($0.3 million net of tax of $0.1 million) in 2024 and $1.2 million ($1.4 million net of tax of $0.2 million) in 2023.
•After-tax restructuring and impairment costs of $0.2 million ($0.3 million net of tax of $0.1 million) in 2023.
•After-tax other costs of $0.7 million in 2024 and other income of $0.5 million ($0.7 million net of tax of $0.2 million) in 2023.

Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $5.6 million in 2024 and $9.8 million in 2023.

Fiscal Year
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:
•Pre-tax amortization of acquired profit in inventory and backlog of $8.4 million in 2024.
•Pre-tax acquisition costs of $2.9 million in 2024 and $1.4 million in 2023.
•Pre-tax indemnification asset reversal of $0.2 million in 2024 and $0.1 million in 2023.
•Pre-tax restructuring and impairment costs of $0.8 million in 2023.
•Pre-tax other costs of $0.7 million in 2024.

Adjusted net income and adjusted EPS exclude:
•After-tax amortization of acquired profit in inventory and backlog of $6.4 million ($8.4 million net of tax of $2.0 million) in 2024.
•After-tax acquisition costs of $2.3 million ($2.9 million net of tax of $0.6 million) in 2024 and $1.2 million ($1.4 million net of tax of $0.2 million) in 2023.
•After-tax restructuring and impairment costs of $0.5 million ($0.8 million net of tax of $0.3 million) in 2023.
•After-tax other costs of $0.7 million in 2024.

Free cash flow is calculated as operating cash flow less:
•Capital expenditures of $21.0 million in 2024 and $31.9 million in 2023.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.
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Kadant Reports Fourth Quarter and Fiscal 2024 Results
February 12, 2025

Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Twelve Months Ended
Consolidated Statement of Income	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Revenue	$258,030	$238,679	$1,053,384	$957,672
Costs and Operating Expenses:
Cost of revenue	146,170	136,695	587,236	541,366
Selling, general, and administrative expenses	70,568	59,823	279,920	236,264
Research and development expenses	3,697	3,460	14,318	13,562
Other costs (income)	658	(320)	658	723
	221,093	199,658	882,132	791,915
Operating Income	36,937	39,021	171,252	165,757
Interest Income	529	705	1,915	1,758
Interest Expense	(4,642)	(1,676)	(20,028)	(8,398)
Other Expense, Net	(21)	(39)	(69)	(101)
Income Before Provision for Income Taxes	32,803	38,011	153,070	159,016
Provision for Income Taxes	8,706	10,449	40,516	42,210
Net Income	24,097	27,562	112,554	116,806
Net Income Attributable to Noncontrolling Interests	(65)	(166)	(956)	(737)
Net Income Attributable to Kadant	$24,032	$27,396	$111,598	$116,069

Earnings per Share Attributable to Kadant:
Basic	$2.05	$2.34	$9.51	$9.92
Diluted	$2.04	$2.33	$9.48	$9.90

Weighted Average Shares:
Basic	11,745	11,707	11,739	11,700
Diluted	11,794	11,759	11,771	11,729

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	December 28, 2024	December 28, 2024	December 30, 2023	December 30, 2023
Net Income and Diluted EPS Attributable to Kadant, as Reported	$24,032	$2.04	$27,396	$2.33
Adjustments, Net of Tax:
Acquired Profit in Inventory and Backlog Amortization	1,664	0.14	—	—
Acquisition Costs	194	0.02	1,194	0.10
Restructuring and Impairment Costs	—	—	226	0.02
Other Costs (Income) (g)	658	0.06	(489)	(0.04)
Adjusted Net Income and Adjusted Diluted EPS (a)	$26,548	$2.25	$28,327	$2.41

	Twelve Months Ended		Twelve Months Ended
	December 28, 2024	December 28, 2024	December 30, 2023	December 30, 2023
Net Income and Diluted EPS Attributable to Kadant, as Reported	$111,598	$9.48	$116,069	$9.90
Adjustments, Net of Tax:
Acquired Profit in Inventory and Backlog Amortization	6,394	0.54	—	—
Acquisition Costs	2,320	0.20	1,194	0.10
Restructuring and Impairment Costs	—	—	521	0.04
Other Costs (Income) (g)	658	0.06	(32)	—
Adjusted Net Income and Adjusted Diluted EPS (a)	$120,970	$10.28	$117,752	$10.04
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Kadant Reports Fourth Quarter and Fiscal 2024 Results
February 12, 2025

	Three Months Ended			Increase (Decrease) Excluding Acquisitions and FX (a,b)
Revenue by Segment	December 28, 2024	December 30, 2023	Increase (Decrease)
Flow Control	$94,684	$87,403	$7,281	$609
Industrial Processing	101,428	86,974	14,454	1,087
Material Handling	61,918	64,302	(2,384)	(13,268)
	$258,030	$238,679	$19,351	$(11,572)

Percentage of Parts and Consumables Revenue	67%	60%

	Twelve Months Ended		Increase	Increase (Decrease) Excluding Acquisitions and FX (a,b)
	December 28, 2024	December 30, 2023
Flow Control	$371,177	$363,451	$7,726	$(5,444)
Industrial Processing	432,738	354,703	78,035	20,396
Material Handling	249,469	239,518	9,951	(30,055)
	$1,053,384	$957,672	$95,712	$(15,103)

Percentage of Parts and Consumables Revenue	66%	62%

	Three Months Ended		Increase	Increase (Decrease) Excluding Acquisitions and FX (b)
Bookings by Segment	December 28, 2024	December 30, 2023
Flow Control	$87,436	$85,354	$2,082	$(2,657)
Industrial Processing	103,607	84,130	19,477	5,464
Material Handling	49,601	48,535	1,066	(9,032)
	$240,644	$218,019	$22,625	$(6,225)

Percentage of Parts and Consumables Bookings	70%	64%

	Twelve Months Ended		Increase	Decrease Excluding Acquisitions and FX (b)
	December 28, 2024	December 30, 2023
Flow Control	$365,185	$361,216	$3,969	$(12,551)
Industrial Processing	379,517	330,136	49,381	(7,008)
Material Handling	236,399	226,017	10,382	(29,330)
	$981,101	$917,369	$63,732	$(48,889)

Percentage of Parts and Consumables Bookings	71%	64%

	Three Months Ended		Twelve Months Ended
Additional Segment Information	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Gross Margin:
Flow Control	51.4%	50.4%	52.5%	51.8%
Industrial Processing	39.9%	41.2%	41.8%	40.2%
Material Handling	36.7%	34.4%	36.3%	35.7%
Consolidated	43.4%	42.7%	44.3%	43.5%

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Kadant Reports Fourth Quarter and Fiscal 2024 Results
February 12, 2025

	Three Months Ended		Twelve Months Ended
Additional Segment Information (continued)	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Operating Income:
Flow Control	$22,091	$20,993	$91,612	$95,249
Industrial Processing	16,563	17,313	86,623	69,281
Material Handling	8,551	10,686	34,073	40,692
Corporate	(10,268)	(9,971)	(41,056)	(39,465)
	$36,937	$39,021	$171,252	$165,757

Adjusted Operating Income (a,c):
Flow Control	$24,330	$21,301	$96,476	$95,991
Industrial Processing	17,442	17,727	90,218	70,304
Material Handling	8,934	11,061	37,743	41,194
Corporate	(10,268)	(9,971)	(41,056)	(39,465)
	$40,438	$40,118	$183,381	$168,024

Capital Expenditures:
Flow Control	$1,496	$2,031	$7,225	$5,920
Industrial Processing	2,178	6,061	8,121	22,068
Material Handling	1,901	1,664	5,638	3,834
Corporate	—	—	21	28
	$5,575	$9,756	$21,005	$31,850

	Three Months Ended		Twelve Months Ended
Cash Flow and Other Data	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Operating Cash Flow	$51,890	$59,234	$155,265	$165,545
Capital Expenditures	(5,575)	(9,756)	(21,005)	(31,850)
Free Cash Flow (a)	$46,315	$49,478	$134,260	$133,695

Depreciation and Amortization Expense	$13,082	$8,380	$49,587	$33,297

Balance Sheet Data	December 28, 2024	December 30, 2023
Assets
Cash, Cash Equivalents, and Restricted Cash	$95,946	$106,453
Accounts Receivable, net	142,462	133,929
Inventories	146,092	152,677
Contract Assets	18,408	8,366
Property, Plant, and Equipment, net	170,331	140,504
Intangible Assets	279,494	159,286
Goodwill	479,169	392,084
Other Assets	98,443	82,366
	$1,430,345	$1,175,665
Liabilities and Stockholders' Equity
Accounts Payable	$51,062	$42,104
Debt Obligations	286,504	109,086
Other Borrowings	2,023	1,789
Other Liabilities	232,628	246,446
Total Liabilities	572,217	399,425
Stockholders' Equity	858,128	776,240
	$1,430,345	$1,175,665

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Kadant Reports Fourth Quarter and Fiscal 2024 Results
February 12, 2025

	Three Months Ended		Twelve Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (a)	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Consolidated
Net Income Attributable to Kadant	$24,032	$27,396	$111,598	$116,069
Net Income Attributable to Noncontrolling Interests	65	166	956	737
Provision for Income Taxes	8,706	10,449	40,516	42,210
Interest Expense, Net	4,113	971	18,113	6,640
Other Expense, Net	21	39	69	101
Operating Income	36,937	39,021	171,252	165,757
Acquired Profit in Inventory Amortization (d)	1,124	—	5,189	—
Acquired Backlog Amortization (e)	1,071	—	3,252	—
Acquisition Costs	339	1,442	2,872	1,442
Indemnification Asset Reversal (Provision), Net (f)	309	(25)	158	102
Restructuring and Impairment Costs	—	332	—	766
Other Costs (Income) (g)	658	(652)	658	(43)
Adjusted Operating Income (a)	40,438	40,118	183,381	168,024
Depreciation and Amortization	12,011	8,380	46,335	33,297
Adjusted EBITDA (a)	$52,449	$48,498	$229,716	$201,321
Adjusted EBITDA Margin (a,h)	20.3%	20.3%	21.8%	21.0%

Flow Control
Operating Income	$22,091	$20,993	$91,612	$95,249
Acquired Profit in Inventory Amortization (d)	981	—	1,944	—
Acquired Backlog Amortization (e)	618	—	1,500	—
Acquisition Costs	18	—	655	—
Indemnification Asset (Provision) Reversal, Net (f)	(36)	(24)	107	(24)
Restructuring and Impairment Costs	—	332	—	766
Other Costs (g)	658	—	658	—
Adjusted Operating Income (a)	24,330	21,301	96,476	95,991
Depreciation and Amortization	2,874	2,262	10,435	9,047
Adjusted EBITDA (a)	$27,204	$23,563	$106,911	$105,038
Adjusted EBITDA Margin (a,h)	28.7%	27.0%	28.8%	28.9%

Industrial Processing
Operating Income	$16,563	$17,313	$86,623	$69,281
Acquired Profit in Inventory Amortization (d)	139	—	2,201	—
Acquisition Costs	361	1,066	1,203	1,066
Indemnification Asset Reversal (f)	379	—	191	—
Other Income (g)	—	(652)	—	(43)
Adjusted Operating Income (a)	17,442	17,727	90,218	70,304
Depreciation and Amortization	5,149	2,975	20,607	11,798
Adjusted EBITDA (a)	$22,591	$20,702	$110,825	$82,102
Adjusted EBITDA Margin (a,h)	22.3%	23.8%	25.6%	23.1%

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Kadant Reports Fourth Quarter and Fiscal 2024 Results
February 12, 2025

		Three Months Ended		Twelve Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation (a)		December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Material Handling
	Operating Income	$8,551	$10,686	$34,073	$40,692
	Acquired Profit in Inventory Amortization (d)	4	—	1,044	—
	Acquired Backlog Amortization (e)	453	—	1,752	—
	Acquisition Costs	(40)	376	1,014	376
	Indemnification Asset (Provision) Reversal, Net (f)	(34)	(1)	(140)	126
	Adjusted Operating Income (a)	8,934	11,061	37,743	41,194
	Depreciation and Amortization	3,975	3,125	15,244	12,379
	Adjusted EBITDA (a)	$12,909	$14,186	$52,987	$53,573
	Adjusted EBITDA Margin (a,h)	20.8%	22.1%	21.2%	22.4%

Corporate
	Operating Loss	$(10,268)	$(9,971)	$(41,056)	$(39,465)
	Depreciation and Amortization	13	18	49	73
	EBITDA (a)	$(10,255)	$(9,953)	$(41,007)	$(39,392)

(a)	Represents a non-GAAP financial measure.

(b)
Represents the increase (decrease) resulting from the exclusion of acquisitions and from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(c)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

(d)	Represents amortization expense within cost of revenue associated with acquired profit in inventory.

(e)	Represents intangible amortization expense associated with acquired backlog.

(f)	Represents the provision for or reversal of indemnification assets related to the establishment or release of tax reserves associated with uncertain tax positions.

(g)
Other costs (income) includes a $658 loss in the three and twelve months ended December 28, 2024 related to the recognition of a cumulative translation adjustment associated with the liquidation of a foreign subsidiary within the Flow Control segment. Other costs (income) includes $841 of other income ($631 net of tax) and $189 of relocation costs ($142 net of tax) in the three months ended December 30, 2023 and $841 of other income ($631 net of tax) and $798 of relocation costs ($599 net of tax) in the twelve months ended December 30, 2023 related to the sale and relocation of a manufacturing facility in China, all within the Industrial Processing segment.

(h)	Calculated as adjusted EBITDA divided by revenue in each period.

About Kadant
Kadant Inc. is a global supplier of technologies and engineered systems that drive Sustainable Industrial Processing®. The Company’s products and services play an integral role in enhancing efficiency, optimizing energy utilization, and maximizing productivity in process industries. Kadant is based in Westford, Massachusetts, with approximately 3,500 employees in 20 countries worldwide. For more information, visit kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.
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Kadant Reports Fourth Quarter and Fiscal 2024 Results
February 12, 2025

These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; our acquisition strategy; levels of residential construction activity; reductions by our wood processing customers of their capital spending or production of oriented strand board; changes to the global timber supply; development and use of digital media; cyclical economic conditions affecting the global mining industry; demand for coal, including economic and environmental risks associated with coal; failure of our information systems or breaches of data security and cybertheft; implementation of our internal growth strategy; supply chain constraints, inflationary pressure, price increases and shortages in raw materials; competition; changes to tax laws and regulations; our ability to successfully manage our manufacturing operations; disruption in production; future restructurings; loss of key personnel and effective succession planning; protection of intellectual property; climate change; adequacy of our insurance coverage; global operations; policies of the Chinese government; the variability and uncertainties in sales of capital equipment in China; currency fluctuations; changes to government regulations and policies around the world; compliance with government regulations and policies and compliance with laws; environmental laws and regulations; environmental, health and safety laws and regulations impacting the mining industry; our debt obligations; restrictions in our credit agreement and note purchase agreement; soundness of financial institutions; fluctuations in our share price; and anti-takeover provisions.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
IR@kadant.com

Media Contact Information:
Wes Martz, 269-278-1715
media@kadant.com